[KING = COMPANY LETTERHEAD\



Audit Committee, Board of Directors
   and Stockholders
Community First Bancorp, Inc.
Madisonville, Kentucky



We consent to the use in Pre-Effective Amendment No. 1 to the Registration Statement of Community First Bancorp, Inc. (Company) on Form SB-2 (File No. 333-136417) of our report dated February 23, 2006, on our audit of the consolidated financial statements and financial statement schedules of the Company as of December 31, 2005, and for the year then ended.



                                                 /s/ King + Company, PSC


Louisville, Kentucky
December 22, 2006